     As filed with the Securities and Exchange Commission on July 6, 1998

                                                 REGISTRATION NO. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          ---------------------------


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                              DRYPERS CORPORATION
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                       76-0344044
(State or other jurisdiction of incorporation                 (I.R.S Employer
              or organization)                               Identification No.)


            5300 MEMORIAL DRIVE,
                 SUITE 900                                           77007
               HOUSTON, TEXAS
 (Address of Principal Executive Offices)                          (Zip Code)

                        DRYPERS CORPORATION 401(K) PLAN
                           (Full title of the plan)

                                WALTER V. KLEMP
                              DRYPERS CORPORATION
                        5300 MEMORIAL DRIVE, SUITE 900
                             HOUSTON, TEXAS 77007
                    (Name and address of agent for service)

                                (713) 869-8693
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                           ROBERT F. GRAY, JR., ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                (713) 651-5151

                          ---------------------------

                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                                  PROPOSED
                                                          PROPOSED                 MAXIMUM
TITLE OF SECURITIES TO BE           AMOUNT TO BE      MAXIMUM OFFERING       AGGREGATE OFFERING         AMOUNT OF
       REGISTERED                    REGISTERED        PRICE PER SHARE              PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         750,000(1)          $6.375( 2)            $4,781,250(2)           $1,410.47
======================================================================================================================

(1)  Maximum number of shares of Common Stock that can be contributed by Drypers Corporation to participants in the Plan.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Acts of 1933 and based upon the average of the high and low sales prices of a shares of Common Stock as reported by the Nasdaq National
     Market on June 30, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Drypers Corporation 401(k) Plan.
====================================================================================================================================


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Drypers Corporation (the "Company" or "Registrant") and the Drypers Corporation 401(k) Plan, as amended (the "Plan"), incorporate by reference in this Registration Statement the following documents:

              (1) The Registrant's annual report on Form 10-K for the year ended December 31, 1997, and the Plan's latest annual report filed pursuant to
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (2) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

              (3) All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

              (4) The description of the Registrant's common stock, $.001 par value (the "Common Stock"), which in contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission) on February 14, 1994, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock is being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Certain members of the firm of Fulbright & Jaworski own 12,821 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company has authority under Section 145 of the General Corporation Law of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article Ninth of the Company's Restated Certificate of Incorporation, referenced as Exhibit 3.1 hereto, and
Article VIII of the Company's Bylaws, referenced as Exhibit 3.2 hereto, provide for indemnification of the Company's officers, directors, employees and agents.

          Section 102 of the General Corporation Law of the State of Delaware permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions and
(iv) any transaction from which the director derived an improper personal benefit.

          Article Ninth of the Company's Restated Certificate of Incorporation limits a director's personal liability to the extent permitted by Section 102.

          Article VIII of the Company's Bylaws provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the Delaware General Corporation Law. Pursuant to this provision, the Company currently maintains directors and officers insurance.

          The Company has entered into an indemnity agreement with each of its officers and directors contractually obligating the Company to indemnify such person to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has agreed that (i) the indemnification obligations of the Company under its Certificate of Incorporation and Bylaws constitute binding contractual obligations to each of the Company's officers and directors immediately prior to the Recapitalization and (ii) the amendment or repeal of those provisions will not affect the rights of officers and directors of the Company immediately prior to the Recapitalization relating to services occurring prior to such amendment or repeal.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

  *3.1 Restated Certificate of Incorporation of Drypers Corporation, as amended (Filed as Exhibit 3.1 to Form S-4/A filed June 8, 1998, Registration Statement No. 333-52597).
  *3.2 Bylaws of Drypers Corporation, as amended, dated January 21, 1994 (Filed as Exhibit 3.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
  *4.1 Form of Common Stock Certificate (Filed as Exhibit 4.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
  *4.2    Forms of Warrants (Filed as Exhibit 4.37 to Form S-1 filed October
          8, 1993, Registration Statement No. 33-70098).
 *+4.3 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.9 to purchase an aggregate of 125,000 shares of Common Stock (Filed as Exhibit 4.9 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
 *+4.4 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.10 to purchase an aggregate of 93,750 shares of Common Stock (Filed as Exhibit 4.10 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
 *+4.5 Form of Nonqualified Stock Option Agreement dated April 9, 1993, entitling the persons listed on Schedule 4.11 to purchase an aggregate of 71,875 shares of Common Stock (Filed as Exhibit 4.11 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
 *+4.6 Form of Nonqualified Stock Option Agreement dated October 1, 1992, entitling the persons listed on Schedule 4.13 to purchase an aggregate of 45,000 shares of Common Stock (Filed as Exhibit 4.13 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
 *+4.7 Form of Nonqualified Stock Option Agreement dated December 31, 1993, entitling the persons listed on Schedule 4.16 to purchase an aggregate of 31,250 shares of Common Stock (Filed as Exhibit 4.16 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

  *4.8 Form of Investment and Stock Registration Agreement dated November 10, 1992, by and among the Company and the persons listed on Schedule 4.34 attached thereto (Filed as Exhibit 4.34 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).
  *4.9 Rights Agreement dated January 20, 1995 by and between Drypers Corporation and ChaseMellon Shareholder Services, L.L.C. (Filed as
          Exhibit 4.20 to Form 10-K filed March 31, 1997, Commission File No. 0-23422).
  *4.10 Rights Agreement Amendment dated as of February 26, 1996, by and between Drypers Corporation and ChaseMellon Shareholder Services, L.L.C. (Filed as Exhibit 4.20 to Form 10-K filed March 31, 1997, Commission File No. 0-23422).
  *4.11 Indenture dated as of June 15, 1997, between Drypers Corporation and Bankers Trust Company, as Trustee (Filed as Exhibit 4.1 to Form 10-Q filed August 12, 1997, Commission File No. 0-23422).
  *4.12 First Supplemental Indenture dated as of March 6, 1998, between Drypers Corporation and Bankers Trust Company, as Trustee.
  *4.13 VRG Holding Corporation 1992 Incentive Stock Option Plan, as amended (Filed as Exhibit 10.14 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
 *+4.14   VRG Holding Corporation 1991 Nonqualified Stock Option Plan (Filed as
          Exhibit 10.15 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).
  *4.15 Memorandum of Preferred Stock Purchase Agreement dated July 31, 1994, by and among Drypers Corporation, Seler S.A., Ricardo Marcelo Albamonte and Alfred Garcia Bernal (Filed as Exhibit 10.1 to Form 10-Q filed August 15, 1994, Commission File No. 0-23422).
  *4.16   Drypers Corporation 1995 Key Employee Stock Option Plan (Filed as
          Exhibit 10.1 to Form 10-Q filed August 4, 1995, Commission File
          No. 0-23422).
  *4.17   Drypers Corporation 1994 Non-Employee Director Option Plan (Filed as
          Exhibit 10.2 to Form 10-Q filed August 4, 1995, Commission File
          No. 0-23422).
  *4.18 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Nonqualified Stock Option Agreement (Filed as Exhibit 10.3 to
          Form 10-Q filed August 4, 1995, Commission File No. 0-23422).
  *4.19 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Incentive Stock Option Agreement (Filed as Exhibit 10.4 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).
 *+4.20 Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan. (Filed as Exhibit 10.28 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement No. 333-34071).
 *+4.21 Drypers Corporation 1996 Non-Employee Director Stock Option Plan. (Filed as Exhibit 10.29 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement No. 333-34071).
 *+4.22 First Amendment to Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan. (Filed as Exhibit 10.30 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement
          No. 333-34071).
  *4.23 Drypers Corporation 401(k) Plan (Filed as Exhibit 10.25 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement
          No. 33-74436).
   4.24   First Amendment to Drypers Corporation 401(k) Plan.
   4.25   Second Amendment to Drypers Corporation 401(k) Plan.
   5.1    Opinion of Fulbright & Jaworski L.L.P.
   23.1   Consent of Arthur Andersen LLP.
   23.2   Consent of Fulbright & Jaworski, L.L.P. (contained in Exhibit 5.1).
   24.1   Powers of Attorney (See page II-6).
--------
* Incorporated by reference to the filing indicated.
+ Management contract or compensatory plan or arrangement.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                     DRYPERS CORPORATION


                                     By: /s/ Walter V. Klemp
                                        --------------------------------
                                                 Walter V. Klemp
                                              Chairman of the Board
                                         and Co-Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Drypers Corporation whose signature appears below constitute and appoint Walter V. Klemp and Jonathan P. Foster, and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of them and in each of their names, places and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                         Date
         ---------                         -----                         ----
   /s/ Walter V. Klemp          Chairman of the Board, Co-Chief       July 6, 1998
-----------------------------    Executive Officer and Director
       Walter V. Klemp            (Principal Executive Officer)

   /s/ Terry A. Tognietti          Co-Chief Executive Officer,        July 6, 1998
-----------------------------       President - Drypers North
       Terry A. Tognietti              America and Director

   /s/ Raymond M. Chambers         Co-Chief Executive Officer,        July 6, 1998
-----------------------------   President - Drypers International
       Raymond M. Chambers                and Director

   /s/ Philip A. Tuttle                     Director                  July 6, 1998
-----------------------------
       Philip A. Tuttle

   /s/ Nolan Lehmann                        Director                  July 6, 1998
-----------------------------
       Nolan Lehmann

   /s/ Gary L. Forbes                       Director                  July 6, 1998
-----------------------------
       Gary L. Forbes

   /s/ Jonathan P. Foster         Executive Vice President and        July 6, 1998
-----------------------------   Chief Financial Officer (Principal
      Jonathan P. Foster          Financial Officer and Principal
                                       Accounting Officer)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administration Committee of the Drypers Corporation 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                   DRYPERS CORPORATION 401(K) PLAN


                                   By: /s/ Walter V. Klemp
                                      ----------------------------------
                                      Walter V. Klemp


                                   By: /s/ Terry A. Tognietti
                                      ----------------------------------
                                      Terry A. Tognietti

                                   By: /s/ Jonathan P. Foster
                                      ----------------------------------
                                      Jonathan P. Foster

                                 EXHIBIT INDEX

 Exhibit Number                          Description
 --------------                          -----------

 *3.1 Restated Certificate of Incorporation of Drypers Corporation, as amended (Filed as Exhibit 3.1 to Form S-4/A filed June 8, 1998, Registration Statement No. 333-52597).
 *3.2 Bylaws of Drypers Corporation, as amended, dated January 21, 1994 (Filed as Exhibit 3.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
 *4.1 Form of Common Stock Certificate (Filed as Exhibit 4.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
 *4.2 Forms of Warrants (Filed as Exhibit 4.37 to Form S-1 filed October 8, 1993, Registration Statement No. 33-70098).
*+4.3 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.9 to purchase an aggregate of 125,000 shares of Common Stock (Filed as Exhibit
                   4.9 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
*+4.4 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.10 to purchase an aggregate of 93,750 shares of Common Stock (Filed as Exhibit
                   4.10 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
*+4.5 Form of Nonqualified Stock Option Agreement dated April 9, 1993, entitling the persons listed on Schedule 4.11 to purchase an aggregate of 71,875 shares of Common Stock (Filed as Exhibit 4.11 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
*+4.6 Form of Nonqualified Stock Option Agreement dated October 1, 1992, entitling the persons listed on Schedule 4.13 to purchase an aggregate of 45,000 shares of Common Stock (Filed as Exhibit 4.13 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
*+4.7 Form of Nonqualified Stock Option Agreement dated December 31, 1993, entitling the persons listed on Schedule 4.16 to purchase an aggregate of 31,250 shares of Common Stock (Filed as Exhibit 4.16 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).
 *4.8 Form of Investment and Stock Registration Agreement dated November 10, 1992, by and among the Company and the persons listed on Schedule 4.34 attached thereto (Filed as Exhibit
                   4.34 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).
 *4.9 Rights Agreement dated January 20, 1995 by and between Drypers Corporation and ChaseMellon Shareholder Services, L.L.C. (Filed as Exhibit 4.20 to Form 10-K filed March 31, 1997, Commission File No. 0-23422).
 *4.10 Rights Agreement Amendment dated as of February 26, 1996, by and between Drypers Corporation and ChaseMellon Shareholder Services, L.L.C. (Filed as Exhibit 4.20 to Form 10-K filed March 31, 1997, Commission File No. 0-23422).
 *4.11 Indenture dated as of June 15, 1997, between Drypers Corporation and Bankers Trust Company, as Trustee (Filed as
                   Exhibit 4.1 to Form 10-Q filed August 12, 1997, Commission File No. 0-23422).
 *4.12 First Supplemental Indenture dated as of March 6, 1998, between Drypers Corporation and Bankers Trust Company, as Trustee.
 *4.13 VRG Holding Corporation 1992 Incentive Stock Option Plan, as amended (Filed as Exhibit 10.14 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
*+4.14 VRG Holding Corporation 1991 Nonqualified Stock Option Plan (Filed as Exhibit 10.15 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

 *4.15 Memorandum of Preferred Stock Purchase Agreement dated July 31, 1994, by and among Drypers Corporation, Seler S.A., Ricardo Marcelo Albamonte and Alfred Garcia Bernal (Filed as
                   Exhibit 10.1 to Form 10-Q filed August 15, 1994, Commission File No. 0-23422).
 *4.16 Drypers Corporation 1995 Key Employee Stock Option Plan (Filed as Exhibit 10.1 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).
 *4.17 Drypers Corporation 1994 Non-Employee Director Option Plan (Filed as Exhibit 10.2 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).
 *4.18 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Nonqualified Stock Option Agreement (Filed as Exhibit
                   10.3 to Form 10-Q filed August 4, 1995, Commission File
                   No. 0-23422).
 *4.19 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Incentive Stock Option Agreement (Filed as Exhibit 10.4 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).
*+4.20 Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan. (Filed as Exhibit 10.28 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement No. 333-34071).
*+4.21 Drypers Corporation 1996 Non-Employee Director Stock Option Plan. (Filed as Exhibit 10.29 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement No. 333-34071).
*+4.22 First Amendment to Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan. (Filed as Exhibit 10.30 to Amendment No. 1 to Form S-4 filed September 15, 1997, Registration Statement No. 333-34071).
 *4.23 Drypers Corporation 401(k) Plan (Filed as Exhibit 10.25 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).
  4.24             First Amendment to Drypers Corporation 401(k) Plan.
  4.25             Second Amendment to Drypers Corporation 401(k) Plan.
  5.1              Opinion of Fulbright & Jaworski L.L.P.
  23.1             Consent of Arthur Andersen LLP.
  23.2             Consent of Fulbright & Jaworski, L.L.P. (contained in Exhibit
                   5.1).
  24.1             Powers of Attorney (See page II-6).
--------
* Incorporated by reference to the filing indicated.
+ Management contract or compensatory plan or arrangement.